Registration No. 333-136464
As filed with the Securities and Exchange Commission on June 3, 2020

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S‑8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NU SKIN ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	87-0565309
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

75 West Center Street
Provo, Utah 84601
(Address, including zip code,
of registrant’s principal executive offices)

Nu Skin Enterprises, Inc. 2006 Stock Incentive Plan
(Full title of the plan)

Ritch N. Wood
Chief Executive Officer
Nu Skin Enterprises, Inc.
75 West Center Street
Provo, Utah 84601
(801) 345-1000

(Name, address and telephone number,
 including area code, of agent for service)

Copies to:
D. Matthew Dorny
Executive Vice President and General Counsel
Nu Skin Enterprises, Inc.
75 West Center Street
Provo, Utah 84601
(801) 345-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Nu Skin Enterprises, Inc. (the “Company”) is filing this Post-Effective Amendment to Form S-8 (the “Amendment”) to deregister any and all securities originally registered by the Company that remain unsold as of the date hereof, pursuant to the registration statement on Form S-8, File No. 333-136464, filed with the Securities and Exchange Commission on August 9, 2006 (the “Registration Statement”), registering the issuance of 6,000,000 shares of the Company’s Class A common stock under the Nu Skin Enterprises, Inc. 2006 Stock Incentive Plan.

The registrant hereby removes from registration, by means of this Amendment, any and all of the securities registered but unsold under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Provo, state of Utah, on this 3rd day of June, 2020.

NU SKIN ENTERPRISES, INC.

By	/s/ Ritch N. Wood
Name: Ritch N. Wood
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Steven J. Lund	Executive Chairman of the Board	June 3, 2020
Steven J. Lund

/s/ Ritch N. Wood	Chief Executive Officer and Director	June 3, 2020
Ritch N. Wood	(Principal Executive Officer)

/s/ Mark H. Lawrence	Chief Financial Officer	June 3, 2020
Mark H. Lawrence	(Principal Financial Officer)

/s/ James D. Thomas	Chief Accounting Officer	June 3, 2020
James D. Thomas	(Principal Accounting Officer)

/s/ Daniel W. Campbell	Director	June 3, 2020
Daniel W. Campbell

/s/ Andrew D. Lipman	Director	June 3, 2020
Andrew D. Lipman

/s/ Laura Nathanson	Director	June 3, 2020
Laura Nathanson

/s/ Thomas R. Pisano	Director	June 3, 2020
Thomas R. Pisano

/s/ Zheqing Shen	Director	June 3, 2020
Zheqing Shen

/s/ Edwina D. Woodbury	Director	June 3, 2020
Edwina D. Woodbury

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